Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Finance of America Companies Inc.

Irving, Texas

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 17, 2021, relating to the consolidated financial statements of Finance of America Companies Inc. on behalf of Replay Acquisition Corp, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Charlotte, North Carolina

May 24, 2021